UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 15, 2011
ENERGY CONVERSION DEVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8403	38-1749884

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Lapeer Road, Auburn Hills, MI	48326

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (248) 475-0100

(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On September 15, 2011, Energy Conversion Devices, Inc. (the “Company”), received a deficiency letter (the “Notification Letter”) from The NASDAQ Stock Market (“NASDAQ”) notifying the Company that it no longer meets NASDAQ’s requirements for continued listing on the NASDAQ Global Select Market under NASDAQ Listing Rule 5450(a)(1) (the “Bid Price Rule”) because the minimum bid price of the Company’s common stock has not equaled or exceeded $1.00 at least once over a period of 30 consecutive trading days. The Notification Letter does not impact the Company’s listing on the NASDAQ Global Select Market at this time and the Company’s common stock will continue to trade on the NASDAQ Global Select Market under the symbol “ENER.”
     NASDAQ explained in the Notification Letter that under NASDAQ Listing Rule 5810(c)(3)(A), the Company will be afforded 180 calendar days, or until March 13, 2012, to regain compliance with the Bid Price Rule. To regain compliance, the closing bid price of the Company’s common stock must meet or exceed $1.00 per share for at least 10 consecutive business days. If the Company does not regain compliance by March 13, 2012, NASDAQ will provide written notification to the Company that the Company’s common stock will be subject to delisting from the NASDAQ Global Select Market. The Company may, however, be eligible for an additional grace period if it satisfies the continued listing requirement for market value of publicly held shares and all other initial listing standards (with the exception of the Bid Price Rule) for listing on the NASDAQ Capital Market, and submits a timely notification to NASDAQ to transfer the listing of our common stock to the NASDAQ Capital Market. The Company may also appeal NASDAQ’s delisting determination to a NASDAQ Hearings Panel.
     The Company intends to actively monitor the bid price of our common stock and will consider available options to resolve the deficiency and regain compliance with the NASDAQ requirements. Such actions could include implementation of a reverse split of the Company’s common stock, which would need to be authorized by the Company’s stockholders, or other possible actions. However, the Company has not yet determined what action to pursue to ensure compliance with NASDAQ’s continued listing requirements, and there can be no assurance that the Company will be able to regain compliance with NASDAQ’s continued listing requirements or successfully transition to the NASDAQ Capital Market.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY CONVERSION DEVICES, INC.
By:	/s/ Jay B. Knoll
	Name:	Jay B. Knoll
	Title:	Interim President

Date: September 16, 2011

2